UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 4, 2009

ELANDIA INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51805	71-0861848
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

133 Sevilla Avenue

Coral Gables, FL 33134

(Address of principal executive offices) (Zip Code)

(305) 415-8830

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Unless otherwise indicated in this Current Report or the context otherwise requires, all references in this Current Report to “eLandia,” the “Company,” “us,” “our” or “we” are to eLandia International Inc.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 4, 2009, certain corporate actions (the “Actions”) authorized on April 30, 2009 by the written consent of stockholders holding a majority of the outstanding shares of common stock of the Company became effective. The rules of the U.S. Securities and Exchange Commission (the “SEC”) provide that such corporate actions approved by written consent of stockholders cannot become effective until at least 20 days after the Company’s definitive information statement has been distributed to the stockholders of the Company. The Actions approved amendments to the Company’s 2008 Executive Incentive Plan (the “2008 Plan”) and the Company’s 2007 Stock Option and Incentive Plan (the “2007 Plan”). The 2008 Plan was amended to permit the repricing of stock options granted thereunder and to increase the number of shares of our common stock authorized and reserved for issuance thereunder to 9,500,000. The 2007 Plan was amended to permit the repricing of stock options granted thereunder.

As part of the repricing authorized by the amendments to the 2008 Plan, eligible stock options held by our current employees, officers and directors have been repriced such that the exercise price of each option will be the mean average of the high and low trading price of our common stock on the OTC Bulletin Board on June 4, 2009.

Descriptions of the terms of the 2008 Plan and 2007 Plan were previously disclosed in the Company’s definitive information statement, which was filed with the SEC on April 30, 2009, which description is incorporated herein by reference. In addition, a copy of the 2008 Plan was filed as Exhibit B to our information statement filed with the SEC on October 17, 2008 and a copy of the 2007 Plan was filed as Exhibit A to our information statement filed with the SEC on August 14, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELANDIA INTERNATIONAL INC.

Dated: June 8, 2009	By:	/s/ Harley L. Rollins
Harley L. Rollins
Chief Financial Officer

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